UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2006

Commission File Number: 001-31516

GETTY IMAGES, INC.

(Exact name of registrant as specified in its charter)

Delaware	98-0177556
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

601 NORTH 34TH STREET,

SEATTLE, WASHINGTON 98103

(Address of principal executive offices)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (206) 925-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On November 9, 2006, Getty Images, Inc. (the “Company”) issued a press release announcing that the Company’s board of directors has established a special committee to conduct an internal investigation relating to the Company’s stock option grant practices and related accounting for stock option grants. The Company also announced that the Division of Enforcement of the Securities and Exchange Commission (the “SEC”) had earlier notified the Company that it is conducting an informal inquiry into the Company’s stock option grant practices. The Company intends to file with the SEC a Form 12b-25 indicating that, until the special committee’s review is complete, the Company will be unable to file its Quarterly Report on Form 10-Q for the period ended September 30, 2006, which will not occur within the prescribed time period for the filing of such Form 10-Q (including the extension under Rule 12b-25 under the Securities Exchange Act of 1934). The Company intends to file its Form 10-Q as soon as practicable after the completion of the special committee’s review. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated November 9, 2006 announcing delay in filing Form 10-Q and initiation of independent review into stock option grants

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2006

GETTY IMAGES, INC.

By:	/s/ JEFFREY BEYLE
Jeffrey Beyle
Senior Vice President and General Counsel

3

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 9, 2006 announcing delay in filing Form 10-Q and initiation of independent review into stock option grants

4